Exhibit 99.1

FOR IMMEDIATE RELEASE

Quest Patent Research Enters into $27 Million Capital Facility for Acquisition Growth Capital

The strengthened balance sheet positions the Company to build its portfolio of valuable intellectual property and deliver value to shareholders

In conjunction with securing the capital facility, the Company extinguished the legacy secured note providing operational stability and increased flexibility as the Company builds and monetizes its portfolio of intellectual property assets

In addition, the Company has expanded its Board of Directors and engaged a team of industry consultants to help advise on ongoing growth and corporate finance initiatives

Management to host shareholder update conference call on Tuesday, March 2nd at 8:30 a.m. ET

RYE, NY – 2/25/2021 – Quest Patent Research Corporation (OTCMKTS: QPRC) ("Quest" or "Company"), an intellectual property asset monetization company, today announced the closing of an agreement with an affiliate of a recognized leader in business litigation finance, QPRC Finance LLC (“QFL”), for the provision to the Company of a capital facility of up to a $27.0 million (the “Capital Facility”). Concurrent with the closing, the Company announced the extinguishment of its legacy secured convertible notes. The Company also announced the appointment of an independent director to the Board of Directors and the engagement of a team of seasoned advisors to help with ongoing strategic, growth and corporate finance initiatives. Management is scheduled to host a shareholder update conference call on Tuesday, March 2nd at 8:30 a.m. ET to discuss these significant milestones in further detail.

Jon Scahill, Chief Executive Officer of Quest, stated, “With these developments, Quest now has the financial resources to continue to monetize its current portfolio, as well as access to significant capital with which to continue to build a robust portfolio of valuable intellectual property. I am pleased to announce the engagement of our advisors and new director in that pursuit. It’s certainly an exciting day for every Quest stakeholder.”

$27.0 Million Capital Facility:

The Capital Facility will provide up to $27.0 million for the purchase of intellectual property portfolios with up to $2.0 million being available to the Company’s for working capital at its discretion. The Capital Facility will be provided by QFL, an affiliate of a recognized leader in business litigation finance and is non-recourse to the Company except in certain specified events of default. Acquisitions identified by the Company will be subject to diligence and approval by QFL. QFL’s investment return will come from a portion of the monetization proceeds generated by the Company. QFL and the Company share equally in proceeds after QFL has received an agreed upon return on capital deployed from the Capital Facility. As further consideration for entering into the Capital Facility, QFL was provided with optional board observation rights and was granted 10-year warrants to purchase up to 96,246,246 shares of the Company’s common stock, subject to certain beneficial ownership limitations. A portion of gains realized from the sale of the shares realized prior to the completion of all monetization shall be credited toward the investment return due QFL.

Extinguishment of Legacy Secured Convertible Note:

In conjunction with closing on the Capital Facility, the Company’s legacy secured convertible note has been extinguished. In its place, the Company has granted the former noteholders a contingent percentage interest in net monetization proceeds from monetization of the Company’s intellectual property. This obligation never matures, contains no conversion rights and, most importantly, bears no interest or mandatory periodic payment schedule.

Corporate Governance:

New Board Member –Mr. Ryan Logue joined the Board of Directors as an independent director on February 19, 2021. Mr. Logue, has over 15 years of financial services experience, is currently a wealth advisor at Lincoln Investments, and will provide the Board with his insights into both corporate finance and capital raising issues.

New Advisory Agreements - The Company has entered into consulting agreements with a team of advisors to assist with business development, financial strategy, and its implementation. Jeff Toler, a registered patent attorney and founder of the Toler Law Group, has over 25 years of intellectual property asset development and monetization. William Gates, Managing Member of Blue Hill Advisory Partners LLC, is a veteran financial services executive with over 30 years of corporate finance and banking experience in New York. Crystal Nicolson, Managing Member of FL Capital Assets LLC, is formerly of North Highland Consulting and CME Group, and comes with an extensive background in change management for both industrial and financial services companies, and provides the Company with over 15 years of experience.

For a discussion of the Capital Facility and the other agreements related to today’s announcement, including the extinguishment of the legacy secured note and the proceeds interest obligation to the former noteholders, please refer to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 24, 2021 and is incorporated by reference.

Conference Call Details:

Management will host a conference call on Tuesday, March 2, 2021 at 8:30 a.m. ET. Participants are asked to submit their questions to management by Monday, March 1, 2021 at 4 p.m. ET by emailing info@qprc.com.

Date: Tuesday, March 2, 2021

Time: 8:30 a.m. ET

Toll-free Dial-in Number: 1-877-451-6152

International Dial-In Number: 1-201-389-0879

Conference ID: 13716878

Participant Link: http://public.viavid.com/player/index.php?id=143680

A telephone replay will be available through March 16, 2021. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, enter the code 13716878 followed by the # sign. You will then be prompted for your name, company and phone number. Playback will then automatically begin.

About Quest Patent Research Corporations

Quest is an intellectual property asset management company. Its principal operations include the development, acquisition, licensing and enforcement of intellectual property rights that are either owned or controlled by Quest or one of its wholly-owned subsidiaries. Quest currently own, control or manage eleven intellectual property portfolios, which principally consist of patent rights. Quest’s website is qprc.com. Information contained on, or that can be accessed through Quest’s website or any other website is expressly not incorporated by reference into and is not a part of this press release.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested, including its ability to acquire intellectual property rights which are acceptable to its funding source, its ability to generate revenue from its intellectual property and to generate cash flow from its operations, the structure of its agreements with its QFL and its former lenders and counsel, which limit the amount of cash available to the Company, and the Company can give no assurance as to whether or when it will generate cash from any intellectual property purchased by Quest, Quest’s ability to monetize its existing intellectual property and any future intellectual property it may acquire. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Reports on Form 10-K, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Jon Scahill, Chief Executive Officer

PH: (888) 743-7577

Info@QPRC.com